Exhibit 10.3
ASSUMPTION AGREEMENT

DATE:	December 23, 2009

BETWEEN:	Paneltech International, LLC (together, “Borrower”)
2999 John Stevens Way
Hoquiam, WA 98550

AND:	Paneltech Products, Inc. (“Transferee”)
2999 John Stevens Way
Hoquiam, WA 98550

AND:	ShoreBank Pacific (“Bank”)
PO Box 400
Ilwaco, WA 98624

LOAN NO.	100012003

RECITALS

A.           Bank is the holder of that certain Promissory Note dated January 19, 2001 (the “Note”) in the original principal sum of $500,000, as amended and increased by Change in Terms and currently in the amount of $1,500,000, made by Borrower in favor of Bank.

B.           Borrower executed a Security Agreement dated January 19, 2001 (the “Security Agreement”), by which Borrower granted to Bank a security interest in the personal property of Borrower.

C.           Borrower also executed a Business Loan Agreement dated January 19, 2001, which has been replaced by a Business Loan Agreement dated November 30, 2009 (the “Business Loan Agreement”), reciting the terms and conditions under which certain loan or loans were extended to Borrower by Bank as well as other Related Documents as defined in the Business Loan Agreement.

D.           Leroy D. Nott, Scott D. Olmstead, Ronald H. Iff, Sorb Management Corporation, and L.D. Nott Company (Collectively as “Guarantors”) have provided or will provide Guaranties in favor of Bank, the form of which will be satisfactory to bank in its sole discretion.

E.           The Security Agreement, the Business Loan Agreement, the Promisory Note, Guaranties and the Related Documents, and any amendments thereto, together with this Agreement, are collectively referred to as the “Loan Agreements”.

F.           Transferee and Borrower have entered into that certain Agreement and Plan of Merger by and among Charleston Basics, Inc., Paneltech Products, Inc., and Paneltech International, L.L.C. dated December 23, 2009 (the “Merger Agreement”) and Borrower and Transferee have requested that Transferee be permitted to assume the obligations under the Note and the Loan Agreements. Bank has agreed to permit such an assumption in accordance with the terms of this Agreement.

G.           Borrower and Guarantors hereby agree to remain liable for the obligations of the Transferee and further agree that the personal property defined in the Security Agreement will further secure the obligations of Borrower and Transferee under this Agreement.

WHEREFORE, in consideration of the covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Transferee, and Bank agree as follows:

AGREEMENT

1.           Assumption. Transferee does hereby assume and agree to punctually pay and perform all covenants and obligations of the Note and the Loan Documents as though the Note and the Loan Documents had originally been made, executed, and delivered by Transferee.

2.           Consent; Borrower’s Continued Liability. Bank and Borrower consent to Transferee’s assumption of the Note and the Loan Documents pursuant to the Merger Agreement and merger related documents subject to confirmation by Transferee and Borrower of the following clarifications, which if withheld would be considered an event of default: a) the Bank has a valid lien on all assets of the Borrower and is senior to other lien claimants except for as provided in the security agreement and the lntercreditor Agreement with Anchor Bank; b) the bank has not received Audited financial statements, c) the bank’s lien is not limited to ‘purchase money security interest; d) the bank’s indebtedness is senior in security and right of payment to any payments relating to equity or Preferred securities; e) the bank does not waive or forbear upon any rights or remedies under the loan documents in agreeing to this assumption; f) the Transferee also agrees to sign a security agreement, in form satisfactory to Bank, where they grant interest in all existing collateral and collateral subsequently acquired, and to assist with all UCC filings required by Bank, and Transferree and Borrower hereby grant Bank full power of attorney to execute any such document. All parties further agree (a) that Transferee’s assumption shall not relieve Borrower from liability under the Note and the Loan Documents, (b) that Borrower is jointly and severally liable with Transferee under the Note and the Loan Documents until all obligations arising thereunder have been fully performed, and (c) that Borrower’s liability is primary with and not secondary to the liability of Transferee. Borrower further agrees that the company assets shall continue to secure Borrower’s obligations under the Agreement. Borrower further agrees to execute documents as necessary to perfect Bank’s security interest.

3.           Representations and Warranties. Borrower and Transferee represent and warrant (a) that the Note and Loan Documents are legal, binding, valid and enforceable obligations of Borrower and Transferee and are in full force and effect, and (b) that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever available to Borrower or Transferee with respect to the Note and Loan Documents. Borrower and Transferee agree to execute, at Bank’s request, any documents reasonably required by Bank to evidence and carry out this Agreement.

4.           Notice. Transferee is entitled to the same notice as Borrower. Notice to Transferee shall be directed to Transferee’s address stated above. Notice to Borrower shall be directed to the address stated above. A party may change the address to which notice is directed in the manner provided in the Note and the Loan Agreements.

5.           Binding Effect of Agreement. This Agreement is binding on the heirs, executors, administrators, successors, and assigns of the parties.

6.           Incorporation of Recitals. The Recitals are incorporated herein as part of this Agreement.

7.           Entire Agreement. The parties declare and represent that no promise, inducement, or agreement not expressed in the Loan Documents has been made between them, and that the Loan Documents contain the entire agreement between them. The Loan Documents cannot be modified except by a writing signed by all the parties.

8.           Effective Date. This Agreement shall be deemed to have taken effect on the date first written above.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

ACKNOWLEDGED AND AGREED TO:

BANK:	/s/ Randell Leach
Shorebank Pacific

BORROWER:	/s/ Leroy D. Nott
Paneltech International, L.L.C.

TRANSFEREE:	/s/ Leroy D. Nott
Paneltech Products, Inc.

GUARANTORS:	/s/ Leroy D. Nott	/s/ Scott D. Olmstead
	Leroy D. Nott	Scott D. Olmstead

	/s/ Ronald H. Iff	/s/ Scott D. Olmstead
	Ronald H. Iff	Sorb Management Corporation

/s/ Leroy D. Nott
L.D. Nott Company

3